Exhibit 10.2(d)(vi)


                          PERFORMANCE CASH AWARD UNDER
                            THE CYTEC INDUSTRIES INC.
                       1993 STOCK AWARD AND INCENTIVE PLAN


February 9, 2006


[Employee name]
[Address]


Target Amount of Performance Cash Award: $
                                          ----------------------------

Performance Period:  January 1, 2008 to December 31, 2008


Dear [first name]:

     As a key  employee  of  Cytec  Industries  Inc.  (the  "Company"),  or of a
subsidiary or affiliate of the Company, you have been granted by the Compensation and Management Development Committee (the "Committee") of the Board of Directors, for the one-year performance period indicated above a performance cash award ("Performance Cash Award"). This award is subject to the terms and conditions hereof and of the Company's 1993 Stock Award and Incentive Plan (the "Plan").


     (1) Subject to Paragraphs (4), (5) and (7) below, and subject to the attainment of performance goals as hereinafter provided, this Performance Cash Award shall vest effective as of January 1, 2009; provided that such vesting shall be subject to the further requirement that the Committee certify that the performance goals have been met.

     (2) Performance goals, and the related payout matrix, for this Performance Cash Award have been set by the Committee and will be advised to you in writing (the "Target Documentation"). The performance goals are based 50% on year 2008 EPS and 50% on 2008 ROIC. The performance goals provide for the partial vesting of the Performance Cash Award in the event that the EPS performance goal or the ROIC performance goal is substantially, but not fully, achieved.


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Performance Cash Award -
February 9, 2006


     (3) The Performance Cash Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of; and neither any interest therein or under the Plan, may be assigned; and any attempted assignment shall be void.

     (4) If your employment with the Company or a subsidiary terminates on or prior to the end of the performance period, the Performance Cash Award shall be forfeited, except as provided in paragraphs (5) and (6), below, or except as the Committee shall otherwise determine.

     (5) If your employment with the Company or a subsidiary or affiliate terminates by reason of your (i) death, (ii) disability as defined in the Company's Long-Term Disability Plan, (iii) retirement on or after your 60th birthday, or (iv) under other circumstances determined by the Committee to be not contrary to the best interest of the Company, then, if such termination occurs in 2008, your Performance Cash Award shall not be forfeited by reason of such termination of employment; and if your employment so terminates in 2007, two-thirds of said award shall not be so forfeited; and if your employment so terminates in 2006, one-third of said award shall not be so forfeited. Nothing contained in this paragraph shall preclude the Company (with the approval of the Committee) and you from agreeing in writing as to the portion of your award which is not forfeited by reason of the termination of your employment.

     (6) As provided in the Plan, and in the Committee's "Target Document," upon the occurrence of a "change in control" all unvested (and not previously forfeited) amounts of the Performance Cash Award shall immediately vest as if the maximum performance goals had been achieved. Upon such occurrence, the cash value of the vested Performance Cash Award shall be delivered to you promptly.

     (7) The Committee's Rules of General Application, as in effect on the date hereof, provide that under certain circumstances, in lieu of vesting, a portion of a Performance Cash Award will be forfeited and you will be issued, instead, an equivalent Deferred Cash Award.

     (8) Nothing in this award shall confer on you any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company or any subsidiary or affiliate to terminate your employment at any time.

     (9) You agree to pay the Company promptly, on demand, any withholding taxes due in respect of the Awards made hereunder. The Company may deduct such withholding taxes from any amounts owing to you by the Company or by any of its subsidiaries or affiliates, including from this Performance Cash Award.


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Performance Cash Award -
February 9, 2006

     In the event of any conflict between the terms of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

     If you accept the terms and conditions set forth in this Agreement, please execute the enclosed copy of this letter where indicated and return it as soon as possible, at which time the award shall become effective.

                                         Very truly yours,

                                         CYTEC INDUSTRIES INC.


                                         BY:
                                            ---------------------------
                                            J. E. Marosits
                                            Secretary - Compensation
                                            and Management
                                            Development Committee

Enc.

ACCEPTED:

----------------------------
Employee Name:
Social Security No.
Date:


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